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                                                                    EXHIBIT 99.7


                                RULE 438 CONSENT



                 The undersigned, Edward N. Patrone, hereby consents to being named, in the Form S-4 Registration Statement of Phillips & Jacobs, Incorporated ("Phillips") relating to the merger of Momentum Corporation into Phillips (the "Merger"), as an individual designated to become a Director of Phillips upon consummation of the Merger.




Dated:  July 26, 1994                     /s/ Edward N. Patrone
                                          ----------------------------------
                                          Edward N. Patrone